UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

SATELLITE SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-28739	91-1903590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 880263, San Diego, California	92168-0263
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 977-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On November 30, 2007, Satellite Security Corporation ("we," "us," "our" or "Satellite") entered into a share exchange agreement (the "Share Exchange Agreement") with AIMMS Co., Ltd., a Korean corporation ("AIMMS"), and all of AIMMS' stockholders (collectively, the "Sellers").  Under the terms of the Share Exchange Agreement we will acquire the business of AIMMS through an acquisition of all of its outstanding stock from the Sellers.  In exchange we will issue, in the aggregate, 50,000,000 shares of newly issued common stock to the Sellers.  We will then own AIMMS as a wholly owned subsidiary and the Sellers will then own approximately 96% of our outstanding stock.  The Exchange Agreement and the transactions contemplated thereunder (the "Exchange") were approved by both our board of directors and the Sellers.  There closing of the Exchange is subject to certain standard conditions, and there can be no assurance that the Exchange or any other transactions contemplated by the Share Exchange Agreement will be consummated.

The Share Exchange Agreement

Under the terms of the Share Exchange Agreement, the Sellers have agreed to exchange all of the shares of AIMMS common stock they own in exchange for, in the aggregate, 50,000,000 million shares of our common stock.  The shares of our common stock will be distributed to the Sellers at a ratio of 26.85 shares of our common stock for every one share of AIMMS common stock owned by the Sellers.

We currently have 2,222,034 shares of common stock outstanding.  Upon completion of the Exchange we will have 52,222,034 shares outstanding and the Sellers will own approximately 96% of our then outstanding common stock.

The Share Exchange Agreement contains representations and warranties of Satellite and AIMMS relating to, among other things, (a) proper corporate organization, (b) the authorization, performance and enforceability of the Share Exchange Agreement, (c) compliance with governmental and other authorizations and obtaining all consents required to consummate the transactions contemplated by the Share Exchange Agreement, (d) the capital structure of each company, (e) financial statements, (f) liabilities and the absence of undisclosed liabilities, (g) contract rights and commitments, (h) the absence of claims and litigation, (i) compliance with applicable laws, (j) insurance coverage and claims, (k) absence of material changes (l) employee matters, (m) corporate records, and (n) compliance with applicable provisions of the securities laws.

Under the Share Exchange Agreement, each of Satellite, AIMMS and the Sellers has agreed to do certain things, some of which are conditions to the closing, including: (a) in the case of Satellite preserve intact its business organizations and maintain the registration of its common stock under the Securities Exchange Act of 1934, (b) give the other access to the records and personnel to complete the Exchange, (c) maintain the confidentiality of information shared with the other party, (d) proceed expeditiously to undertake all actions necessary to consummate and make effective the Exchange, (e) AIMMS has agreed to deliver audited financial statements prepared in compliance with GAAP and in accordance with all applicable Securities Exchange Commission (the "SEC"), rules and regulations, including Regulation S-X, (f) with respect to the Sellers, waive any claims that they may have against AIMMS, (g) Satellite has agreed to secure the resignation of its executive officers and to prepare an Information Statement on Schedule 14(f)-1 and cause the same to be filed with the SEC and mailed to our stockholders, (h) AIMMS obtaining approval from the Bank of Korea to the Exchange, and (i) satisfactory completion of due diligence review of each party's business, operations, financial condition and prospects.

We have agreed to indemnify AIMMS and the Sellers for (a) inaccuracies of representations and warranties and agreements, (b) breach or non-fulfillment of covenants we made in the Share Exchange Agreement, (c) any misrepresentation in the Share Exchange Agreement or any related closing certificate, (d) inaccuracies in any of our filings under the Securities Exchange Act of 1934 made prior to the closing, or (e) any liabilities, known or unknown, arising out of our operations prior to the closing.  AIMMS has agreed to indemnify us for (a) inaccuracies of representations and warranties and agreements, (b) breach or non-fulfillment of covenants it made in the Share Exchange Agreement, or (c) any misrepresentation in the Share Exchange Agreement or any related closing certificate.

The Share Exchange Agreement may be terminated: (a) by mutual consent, (b) by either party if the Exchange is not consummated by December 31, 2007, or (c) by either party if the Exchange is prohibited by issuance of an order, decree or ruling. In the event of termination, both parties are responsible for their respective expenses.

The foregoing summary and description of the terms of the transaction contemplated under the Share Exchange Agreement contained herein is qualified in its entirety by reference to the complete agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

Satellite

We currently do not have, and since March 7, 2007, have not had, any ongoing business operations or any revenue sources.  We had been engaged in the business of providing satellite-based asset tracking solutions and services, through the operations of our formerly wholly owned subsidiary Satellite Security Systems, Inc. On March 7, 2007, our subsidiary lacked sufficient working capital to continue to fund its operations in the ordinary course of business.  All of its employees were released at that time and it effectively ceased operations.  Since that time we have taken steps to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which we would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

AIMMS

AIMMS, based in Seoul, Korea, is in the business of providing Mobile Membership Marketing Services, customized data base services, data indexed services and Online Marketing and Promotional services to its customers. AIMMS owns and operates a turnkey system for capturing customer information, membership and CRM management, loyalty programs, campaign planning and execution, result analysis and enhanced data mining. The AIMMS platform enables corporations to access their customers' cell phones with specific targeted advertising that is local and relevant. All campaigns are tracked and provide user information via powerful multi-dimensional database analysis reporting tools.  AIMMS currently has approximately 30 employees.

AIMMS has recently entered into agreements with SK Telecom, one of the world's largest cell phone service providers, and with KTF, the second largest Korean cell phone service provider, to provide IMMS (Interactive Mobile Marketing System) services.  The core management team of AIMMS has previously provided database marketing, membership rewards systems, CRM systems and mobile marketing to a number of global enterprises, including Dongbu Group, LG, CJ Corp (Jeil), Johnson and Johnson, adidas Korea, Procter and Gamble, Microsoft, LG Telecom, Citibank, HSBC, American Express, Shinhan Life, Kookmin Card, Miliore, Missa, LG Card, Webtour, Pizza Hut and several others.

AIMMS is also preparing to launch its Franchise Membership Service targeting 20,000 retail stores to enroll its customers in a mobile rewards program. Its Mobile Membership Technology collects customer data, provides discounts and rewards and interactively advertises store promotions using SMS and MMS cellular technology. The Mobile Membership Server provides customer scoring, sales by customer, customer preferences, response ratios, customer value and many other vital statistics to retailers.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Exchange, we will, at the closing, acquire all of the outstanding capital stock of AIMMS in exchange for our issuance to the Sellers of 50,000,000 shares of our common stock. The issuance of our shares of common stock to the Sellers is intended to be exempt from registration under the Securities Ac of 1933 pursuant to Section 4(2) thereof and Regulation S thereunder.

Immediately following the closing of the Exchange, we will have 52,222,034 shares outstanding.  The Sellers will own approximately 96% of our issued and outstanding shares of common stock, and our existing stockholders will own approximately 4% of our issued and outstanding shares of common stock.

The shares of our common stock issued to the Sellers will be restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act of 1933 or an exemption therefrom.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

In connection with the Exchange, there will be a change of control.  Effective on the Closing of the Exchange, we have agreed to take steps to cause the appointment of Sung Hwan Park, Young Jae Lee, Kyung Hoon Ahn and Michael Levinsohn, as directors of the Company, effective as of the Closing of the Exchange.

The appointments set forth in the preceding paragraph shall be effective only upon the closing of the Exchange and our compliance with the requirements of Rule 14f-1 of the Securities Exchange Act of 1934. We will, at least 10 days prior to the closing of the Exchange, file with the SEC and distribute to our stockholders a Schedule 14(f)-1, including a description of the business background of each of the incoming directors.

Following the consummation of the Exchange, the business activities of both the Company and AIMMS will be under the management and supervision of AIMMS management.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
2.1
Share Exchange Agreement dated as of November 30, 2007, by and among Satellite Security Corporation, a Nevada corporation, AIMMS Co., Ltd., a Korean corporation, and the holders of the outstanding common stock of AIMMS Co., Ltd., identified on the signature pages hereto.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

SATELLITE SECURITY CORPORATION
Registrant

December 3, 2007	By:	/s/ ZIRK ENGELBRECHT
Zirk Engelbrecht, Chief Executive Officer
As Principal Executive Officer
and on behalf of Registrant